Exhibit 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Pre-Effective Amendment No. 1 to Form S-2 on Form S-3 and related prospectus of our report dated April 8, 2005, relating to the consolidated financial statements of Cygne Designs, Inc. which appears in Cygne Design, Inc.’s Annual Report on Form 10-K/A for the year ended January 31, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Mahoney Cohen & Company, CPA, P.C.

New York, NY

February 27, 2007